EXHIBIT 23.6

Consent of Schlumberger Data and Consulting Services

As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our Firm’s reserve report on the natural gas and oil reserves of Linn Energy, LLC as of September 30, 2005 included in the prospectus as filed by Linn Energy, LLC with the Securities and Exchange Commission (File No. 333-125501) pursuant to Rule 424(b)(4) of the Securities Act of 1933 on January 13, 2006.

/s/ Joseph H. Frantz, Jr.
Name: Joseph H. Frantz, Jr.
Title: Consulting Services Operations Manager USLE

Pittsburgh, Pennsylvania
January 19, 2006